Exhibit 2

Directors and Executive Officers of
IDB Development Corporation Ltd.
(as of June 30, 2011)

Citizenship is the same as country of address, unless otherwise noted.

Name & Address	Position	Present Principal Occupation
Nochi Dankner	Chairman of the Board of Directors	Chairman of IDB Holding, IDB Development, Discount Investment Corporation Ltd. and Clal Industries and Investments Ltd.; Businessman and director of companies.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Zehava Dankner	Director	Director of companies.
64 Pinkas Street, Tel Aviv 62157, Israel

Avi Fischer	Deputy Chairman of the Board of Directors	Executive Vice President of IDB Holding; Deputy Chairman of IDB Development; Co-Chief Executive Officer of Clal Industries and Investments Ltd..
3 Azrieli Center, The Triangular Tower, 45th floor, Tel-Aviv 67023, Israel

Zvi Livnat	Deputy Chairman of the Board of Directors	Executive Vice President of IDB Holding; Deputy Chairman of IDB Development; Co-Chief Executive Officer of Clal Industries and Investments Ltd..
3 Azrieli Center, The Triangular Tower, 45th floor, Tel-Aviv 67023, Israel

Refael Bisker	Director	Chairman of Property and Building Corporation Ltd.; Co-Chairman of Shufersal Ltd.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Jacob Schimmel	Director	Co-Managing Director of UKI Investments.
7 High field Gardens,
London NW11 9HD, United Kingdom

Shay Livnat	Director	President of Zoe Holdings Ltd.
3 Azrieli Center, The Triangular Tower, 45th floor, Tel-Aviv 67023, Israel

Eliahu Cohen	Director and Chief Executive Officer	Chief Executive Officer of IDB Development.
3 Azrieli Center, The Triangular Tower 44th floor, Tel-Aviv 67023, Israel

Isaac Manor (*)	Director	Chairman of companies in the motor vehicle sector of the David Lubinski Ltd. group.
103 Kahanman Street,
Bnei Brak 51553, Israel

Dori Manor (*)	Director	Chief Executive Officer of companies in the motor vehicle sector of the David Lubinski Ltd. group.
103 Kahanman Street,
Bnei Brak 51553, Israel

Abraham Ben Joseph	Director	Director of companies.
87 Haim Levanon Street,
Tel-Aviv 69345, Israel

Amos Malka	Director	Director of companies
18 Nahal Soreq Street,
Modi'in 71700, Israel

Prof. Yoram Margalioth	Director	Senior lecturer (expert on tax laws) at the Faculty of Law in the Tel Aviv University.
16 Ha'efroni Street,
Raanana 43724, Israel

Irit Izakson	Director	Director of companies.
15 Great Matityahou Cohen Street,
Tel-Aviv 62268, Israel

Lior Hannes	Senior Executive Vice President	Senior Executive Vice President of IDB Development; Chief Executive Officer of IDB Investments (U.K.) Ltd.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Dr. Eyal Solganik	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer of IDB Development; Chief Financial Officer of IDB Holding.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Ari Raved	Vice President	Vice President of IDB Development.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Gonen Bieber **	Vice President and finance manager	Vice President and Chief Financial Officer of Clal Industries and Investments Ltd.; Vice President and finance manager of IDB Development; Finance manager of IDB Holding.
3 Azrieli Center, The Triangular Tower, 45th floor, Tel-Aviv 67023, Israel

Haim Gavrieli	Executive Vice President	Chief Executive Officer of IDB Holding; Executive Vice President of IDB Development.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Haim Tabouch	Vice President Comptrolling	Vice President Comptrolling of IDB Development; Comptroller of IDB Holding.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

Amir Harosh	Comptroller	Comptroller of IDB Development.
3 Azrieli Center, The Triangular Tower, 44th floor, Tel-Aviv 67023, Israel

(*)	Dual citizen of Israel and France.
(**)	Dual citizen of Israel and Germany.